EXHIBIT 99.2
Contact:
Jenny Galitz, IBM Media Relations, (917) 499-8123, galitz@us.ibm.com
Kory Liss, IBM Investor Relations, (914) 499-4095, kory@us.ibm.com
Vaughn Harring, MRO Media Relations, 781 280 6855 vaughn.harring@mro.com
Peter Rice, MRO Investor Relations, 781 280 6550, peter.rice@mro.com
IBM TO ACQUIRE MRO SOFTWARE, INC.
Deal to Help Clients Efficiently Manage Wide Range of Assets
ARMONK, NY and BEDFORD, MASS — August 3, 2006: IBM (NYSE: IBM) and MRO Software, Inc. (Nasdaq: MROI) today announced the two companies have entered into a definitive agreement for IBM to acquire MRO Software Inc., a publicly held company based in Bedford, Mass., in an all-cash transaction at a price of approximately $740 million, or $25.80 per share. The acquisition is subject to MRO Software shareholder and regulatory reviews and other customary closing conditions. It is expected to close in the fourth quarter of 2006.
MRO is the leading provider of asset and service management software and consulting, used by many of the world’s top companies to efficiently manage how they buy, maintain and retire assets — such as production equipment, facilities, transportation and information technology (IT) hardware and software — in a wide variety of industries including utilities, manufacturing, energy, pharmaceutical, and telecommunications. This acquisition builds upon IBM’s strategy to leverage business consulting, IT services and software to develop repeatable tools that help clients optimize and transform their businesses.
As more types of corporate assets are touched by technology, companies are looking for ways to consolidate how they manage these assets — both operational and IT-related. IBM’s acquisition of MRO addresses this need by providing customers with a consistent, comprehensive set of asset management solutions and services. MRO asset management technology and consulting services will be integrated into IBM Software and IBM Global Services offerings. As a result of the acquisition of MRO, IBM will be the only company to provide the solution to this convergence of IT and industrial assets.
“In a recent IBM study, 40 percent of CEOs indicated that asset utilization would be a key focus in strengthening financial performance,” said Al Zollar, general manager, IBM Tivoli software. “MRO software is a powerful addition to IBM’s portfolio of software and services. This acquisition will provide companies with a single view into all of their assets, helping them to maximize efficiencies, drive productivity, and innovate business processes across the enterprise.”
“As technology increasingly becomes the backbone for all business operations, companies require the ability to efficiently manage both industrial and technology assets,” said Chip

Drapeau, president and CEO, MRO. “The IBM acquisition opens a world of opportunity for our clients and our employees. By integrating our asset management capabilities with IBM, a leader in IT management software and asset management consulting, we can offer our customers a complete asset management solution on a global scale.”
Following completion of the acquisition, IBM intends to:
•	Establish MRO Software’s operations as a business unit within IBM’s Tivoli software unit led by General Manager Al Zollar.

•	Incorporate MRO software technology into IBM’s Tivoli software offerings

•	Market and sell MRO software products through IBM’s and MRO’s worldwide sales channels and IBM Business Partners.

•	Further expand the scope and capabilities of IBM’s industry-leading business and IT asset management consulting practices, and deliver services for MRO-based solutions through IBM Global Services.

•	Build upon the two companies’ long-standing business relationship, which began in 1996
IBM will leverage MRO’s software portfolio and management consultants to provide clients with a single approach to managing all industrial and IT assets. Since MRO’s offerings are built on a modern architecture, they can be easily integrated into IBM’s service oriented architecture (SOA)-based capabilities, including business process management and IT service management.
As management processes converge around all types of asset classes, enterprise assets are becoming more intelligent — connecting to IT networks via RFID, for example, and using IP addresses and embedded chips. With a consolidated asset management approach, companies can be more efficient and cut administrative overhead by managing all critical enterprise assets, including industrial equipment in a single, automated environment — the same way many companies currently manage IT assets. By consolidating and automating these processes, companies can establish and automate service levels, separate service delivery from root-cause analysis, and manage the change process.
The acquisition of MRO Software will strengthen the enterprise systems management capabilities of IBM’s Tivoli software portfolio, which produced double-digit revenue growth for the first two quarters of 2006, and enhance IBM’s already strong asset management consulting capabilities in IBM Global Services. MRO Software has produced double-digit growth since the company reported revenues of $199.2 million for the fiscal year ending September 30, 2005.
MRO has thousands of customers worldwide including: BP, ExxonMobile, China National Offshore Oil Company (CNOOC), Cargil, Heineken, Frito Lay, Daimler Chrysler, Ford, GM, DTE Energy, Constellation Generation Group, Department of Defense, Department of Treasury, NASA, U.S. Air Force, U. S. Marines, City of Atlanta, GA, and Los Angeles County Public Works.
About IBM
For more information about IBM, go to www.ibm.com

About MRO Software, Inc.
MRO is the leading provider of asset and service management solutions. The company’s integrated suite of applications optimizes performance, improves productivity and service levels and enables asset-related sourcing and procurement across the entire spectrum of strategic assets. Its asset management solutions allow customers to manage the complete lifecycle of strategic assets including: planning, procurement, deployment, tracking, maintenance and retirement. Using MRO Software’s solutions, customers improve production reliability, labor efficiency, material optimization, software license compliance, lease management, warranty and service management and provisioning across the asset base. Based in Bedford, Mass., MRO has approximately 900 employees and more than 300,000 end-users. The company has sales offices throughout North America, Europe, Asia/Pacific and Latin America. Additional information on MRO can be found at URL: www.mro.com
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ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT
This communication may be deemed to be solicitation material in respect of the acquisition by International Business Machines Corp. (“IBM”) of MRO Inc. (the “Company”), to be accomplished by way of a merger (the “Merger”) between MRO and a wholly-owned subsidiary of IBM. In connection with the Merger and required stockholder approval, the Company will file with the SEC a preliminary proxy statement, a definitive proxy statement and other relevant materials that will contain important information about the Merger. Investors and security holders of the Company are urged to read the proxy statements and any other relevant materials filed by the Company because they contain, or will contain, important information about the Company and the Merger. All documents filed by the Company with the SEC, when available, may be obtained for free at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by the Company may be obtained free of charge by directing such request to: Peter Rice Investor Relations, 781-280-6550 or from the Company’s website at www.mro.com.
The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company stockholders in favor of the Merger. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the Company’s Annual Report on Form 1-K for the year ended September 30, 2005, in the proxy statement for the Company’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on January 26, 2006, and in Statements of Beneficial Ownership on Form 4 subsequently filed by them with the SEC. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the Merger by reading the preliminary and final proxy statements regarding the Merger, which will be filed with the SEC.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects including, for example, the functionality, characteristics, quality and performance capabilities of MRO’s products and technology; results achievable and benefits attainable through deployment of MRO’s products and provision of services; the ability of MRO’s products to help companies manage how they buy, maintain and retire assets such as production equipment, facilities, transportation and IT hardware and software; and the expected timing of the closing of the proposed merger. The following additional factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: continued stagnation in the market for MRO’s traditional products; increased competitive pressures; slower than anticipated customer acceptance of MRO’s new products; MRO’s reliance on, and unanticipated delays or obstacles to, larger software license transactions; the timing and results of required regulatory review and approval by MRO’s shareholders of the proposed merger; and those factors discussed in the Section entitled “Risk Factors” in Item 2 of MRO’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 MRO disclaims any intent or obligation to update any forward-looking statements made herein to reflect any change in MRO’s expectations with regard thereto or any change in events, conditions, or circumstances on which such statements are based.